EXHIBIT 31.3

CERTIFICATION

I, Thomas W. Toomey, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of United Dominion Realty, L.P.;

2.	Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

Date: October 14, 2021	/s/ Thomas W. Toomey
Thomas W. Toomey
Chairman of the Board and Chief Executive Officer (Principal Executive Officer) of UDR, Inc.,
general partner of United Dominion Realty, L.P.